Exhibit 99.1

Ventas Reports 2016 First Quarter Results

  First Quarter 2016 Normalized FFO Grows 7 Percent on a Comparable Basis to $1.04 Per Diluted Share
  Company Reaffirms 2016 Normalized FFO Guidance of $4.07 to $4.15 Per Diluted Share

CHICAGO--(BUSINESS WIRE)--April 29, 2016--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today announced that normalized Funds From Operations (“FFO”) per diluted common share was $1.04 for the quarter ended March 31, 2016. Normalized FFO for the quarter ended March 31, 2016 was $351.7 million. Weighted average diluted shares outstanding for the first quarter 2016 increased to 339.2 million, compared to 329.2 million in the first quarter 2015.

Prior period reported results include in discontinued operations normalized FFO from the 355 properties that are now owned by Care Capital Properties, Inc. (“CCP”) (NYSE:CCP). The spin-off of CCP as an independent, publicly traded company (the “Spin-Off”) was successfully completed on August 17, 2015. Ventas’s full year 2015 reported results include normalized FFO from those properties for the period January 1 to August 17, 2015.

Normalized FFO for the quarter ended March 31, 2016 grew 7 percent on a comparable basis (“Comparable”), which adjusts all prior periods for the effects of the Spin-Off as if the Spin-Off were completed January 1, 2014.

Track Record of Excellence

“We are pleased to extend our long track record of excellent performance in the first quarter, delivering 7 percent Comparable normalized FFO per share growth from our high quality, diverse portfolio,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said.

“Ventas is situated at the exciting intersection of healthcare and real estate. Benefiting from the powerful trend of longevity, Ventas is uniquely positioned to deliver consistent growth and income for our shareholders by leveraging our leading people, platforms and properties,” Cafaro added.

First Quarter Net Income & NAREIT FFO

Reported net income attributable to common stockholders for the quarter ended March 31, 2016 was $149.0 million, or $0.44 per diluted common share. Reported net income attributable to common stockholders for the quarter ended March 31, 2015 was $120.4 million, or $0.37 per diluted common share.

Reported FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT FFO”), for the quarter ended March 31, 2016 was $356.9 million, or $1.05 per diluted common share. NAREIT FFO for the first quarter 2015 was $358.8 million, or $1.09 per diluted common share. The decrease from the first quarter 2015 is principally due to the inclusion in the prior period of results from the properties that were spun off to CCP, partially offset by lower merger related expenses and deal costs, higher net operating income (“NOI”) due to accretive investments and improved property performance in the first quarter 2016.

Portfolio Performance & Optimization

  Same-store cash NOI growth for the Company’s total portfolio (1,069 assets) was 2.9 percent excluding certain items referenced below in the respective 2016 and 2015 periods and 1.7 percent on a reported basis for the quarter ended March 31, 2016. Reported results by segment follow:
    The seniors housing operating portfolio (“SHOP”) same-store NOI grew 2.9 percent. The current first quarter period incurred unplanned real estate tax expenses relating to prior periods of $1.2 million.
    Triple net portfolio same-store cash NOI declined 0.3 percent. The comparable 2015 period included $5.2 million in fee income.
    Medical office building (MOB) portfolio same-store cash NOI grew 4.2 percent. First quarter 2016 results benefited from a lease termination fee with a net value of $2.3 million.
  On April 4, 2016 the Company announced it had entered into collaborative agreements to improve the quality and productivity of the long term acute care hospital (“LTAC”) portfolio leased by Ventas to Kindred Healthcare, Inc. (NYSE: KND), while retaining full current rent. The transactions are expected to better position the Kindred and Ventas portfolio to succeed.

First Quarter 2016 Highlights, Liquidity & Balance Sheet

  The Company made $154 million in investments in the first quarter 2016, including a $140 million secured debt investment in class-A life science properties located principally in Cambridge, MA, San Francisco, CA and San Diego, CA.
  The Company funded $37 million of high-quality development and redevelopment projects during the quarter of its approved and active pipeline totaling over $500 million.
  To fund these new investments, since its year-end 2015 earnings release on February 12, 2016, Ventas issued and sold a total of 1.6 million shares of common stock for aggregate gross proceeds of $101 million at an average price of $62.30. Year-to-date, Ventas has issued 3.3 million shares of common stock for aggregate gross proceeds of $193 million under its “at the market” equity offering program.
  During and immediately following the quarter, the Company sold 7 properties for aggregate gross proceeds of approximately $69 million.
  The Company further strengthened its credit profile at quarter-end, including: a sequential improvement in the Company’s net debt to EBITDA ratio to 6.0x as a result of disposition activity and the previously mentioned equity-funded investments; fixed charge coverage of 4.6x; and debt to total capitalization of approximately 34 percent.
  The Company currently has a strong liquidity position, with $1.8 billion available under its revolving credit facility, and $53 million of cash or cash equivalents.

Company Reaffirms 2016 Guidance Range for Normalized FFO of $4.07 to $4.15 Per Diluted Share

Consistent with previous guidance, Ventas currently expects its 2016 reported normalized FFO per diluted share to range between $4.07 and $4.15, representing 3 to 5 percent growth over 2015 on a Comparable basis. Ventas currently expects its 2016 NAREIT reported FFO per diluted share to be between $4.13 and $4.21.

Total reported Company same-store cash NOI is forecast to grow 1.5 to 3 percent in 2016, which is also consistent with previous guidance.

The Company expects continued sale of assets, estimating $500 million in 2016 dispositions, including sales closed year-to-date. The net proceeds are assumed to be reinvested in approximately $200 million of additional acquisitions and debt repayment.

Consistent with its practice, the Company’s guidance does not include any further material investments, dispositions or capital activity. A further modest reduction in leverage in 2016 as a result of continued net disposition activity and strong cash flow generation is also assumed in its guidance. A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is included in this press release.

The Company’s guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

FIRST QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (866) 700-5192 (or (617) 213-8833 for international callers). The participant passcode is “Ventas.” The conference call is being webcast live by NASDAQ OMX and can be accessed at the Company’s website at www.ventasreit.com. A replay of the webcast will be available following the call online, or by calling (888) 286-8010 (or (617) 801-6888 for international callers), passcode 15382774, beginning at approximately 2:00 p.m. Eastern Time and will remain for 36 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of approximately 1,300 assets in the United States, Canada and the United Kingdom consists of seniors housing communities, medical office buildings, skilled nursing facilities, specialty hospitals and general acute care hospitals. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/annual-reports---supplemental-information. A comprehensive listing of the Company’s properties is available at www.ventasreit.com/our-portfolio/properties-by-stateprovince.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger or acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s seniors housing communities and medical office buildings (“MOBs”) are located; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2015 and for the year ending December 31, 2016; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (v) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (w) consolidation activity in the seniors housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (x) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; and (y) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings.

CONSOLIDATED BALANCE SHEETS
As of March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015
(In thousands, except per share amounts)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015

Assets
Real estate investments:
Land and improvements	$2,060,247	$2,056,428	$2,068,467	$2,016,281	$1,974,013
Buildings and improvements	20,395,386	20,309,599	20,220,624	19,247,902	19,049,345
Construction in progress	119,215	92,005	124,381	129,186	118,483
Acquired lease intangibles	1,343,187	1,344,422	1,347,493	1,214,702	1,197,567
	23,918,035	23,802,454	23,760,965	22,608,071	22,339,408
Accumulated depreciation and amortization	(4,409,554)	(4,177,234)	(3,972,544)	(3,780,388)	(3,569,773)
Net real estate property	19,508,481	19,625,220	19,788,421	18,827,683	18,769,635
Secured loans receivable and investments, net	1,002,598	857,112	766,707	762,312	746,793
Investments in unconsolidated real estate entities	98,120	95,707	96,208	85,461	95,147
Net real estate investments	20,609,199	20,578,039	20,651,336	19,675,456	19,611,575
Cash and cash equivalents	51,701	53,023	65,231	60,532	120,225
Escrow deposits and restricted cash	76,710	77,896	74,491	193,960	223,772
Goodwill	1,044,983	1,047,497	1,052,321	1,058,607	947,386
Assets held for sale	54,263	93,060	152,014	2,822,553	3,012,994
Other assets	424,436	412,403	418,584	395,770	452,533
Total assets	$22,261,292	$22,261,918	$22,413,977	$24,206,878	$24,368,485

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$11,247,730	$11,206,996	$11,284,957	$11,456,038	$11,549,062
Accrued interest	66,988	80,864	67,440	77,713	77,444
Accounts payable and other liabilities	738,327	779,380	791,556	784,547	777,595
Liabilities related to assets held for sale	12,625	34,340	48,860	225,269	222,389
Deferred income taxes	333,354	338,382	352,658	370,161	371,785
Total liabilities	12,399,024	12,439,962	12,545,471	12,913,728	12,998,275

Redeemable OP unitholder and noncontrolling interests	191,739	196,529	198,832	199,404	257,246

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 337,486; 334,386; 333,027; 331,965 and 330,913 shares issued at March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015, respectively	84,354	83,579	83,238	82,982	82,718
Capital in excess of par value	11,758,306	11,602,838	11,523,312	12,708,898	12,616,056
Accumulated other comprehensive (loss) income	(19,932)	(7,565)	(592)	10,180	4,357
Retained earnings (deficit)	(2,208,474)	(2,111,958)	(1,992,848)	(1,772,529)	(1,660,856)
Treasury stock, 1; 44; 61; 28 and 32 shares at March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015, respectively	(59)	(2,567)	(3,675)	(2,048)	(2,385)
Total Ventas stockholders' equity	9,614,195	9,564,327	9,609,435	11,027,483	11,039,890
Noncontrolling interest	56,334	61,100	60,239	66,263	73,074
Total equity	9,670,529	9,625,427	9,669,674	11,093,746	11,112,964
Total liabilities and equity	$22,261,292	$22,261,918	$22,413,977	$24,206,878	$24,368,485

CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2016 and 2015
(In thousands, except per share amounts)

	For the Three Months Ended
	March 31,
	2016	2015
Revenues:
Rental income:
Triple-net leased	$214,487	$188,557
Medical office buildings	144,136	137,060
	358,623	325,617
Resident fees and services	463,976	446,914
Medical office building and other services revenue	7,185	10,543
Income from loans and investments	22,386	22,053
Interest and other income	119	471
Total revenues	852,289	805,598
Expenses:
Interest	103,273	82,328
Depreciation and amortization	236,387	216,219
Property-level operating expenses:
Senior living	312,541	298,362
Medical office buildings	43,681	42,437
	356,222	340,799
Medical office building services costs	3,451	6,918
General, administrative and professional fees	31,726	34,326
Loss on extinguishment of debt, net	314	21
Merger-related expenses and deal costs	1,632	30,613
Other	4,168	4,874
Total expenses	737,173	716,098
Income before unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	115,116	89,500
Loss from unconsolidated entities	(198)	(251)
Income tax benefit	8,421	7,250
Income from continuing operations	123,339	96,499
Discontinued operations	(489)	17,574
Gain on real estate dispositions	26,184	6,686
Net income	149,034	120,759
Net income attributable to noncontrolling interest	54	317
Net income attributable to common stockholders	$148,980	$120,442
Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.44	$0.32
Discontinued operations	(0.00)	0.05
Net income attributable to common stockholders	$0.44	$0.37
Diluted:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.44	$0.32
Discontinued operations	(0.00)	0.05
Net income attributable to common stockholders	$0.44	$0.37

Weighted average shares used in computing earnings per common share:
Basic	335,559	325,454
Diluted	339,202	329,203

Dividends declared per common share	$0.73	$0.79

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2016 First	2015 Quarters
	Quarter	Fourth	Third	Second	First

Revenues:
Rental income:
Triple-net leased	$214,487	$208,210	$201,028	$182,006	$188,557
Medical office buildings	144,136	145,958	142,755	140,472	137,060
	358,623	354,168	343,783	322,478	325,617
Resident fees and services	463,976	454,871	454,825	454,645	446,914
Medical office building and other services revenue	7,185	11,541	10,000	9,408	10,543
Income from loans and investments	22,386	20,361	18,924	25,215	22,053
Interest and other income	119	333	74	174	471
Total revenues	852,289	841,274	827,606	811,920	805,598

Expenses:
Interest	103,273	103,692	97,135	83,959	82,328
Depreciation and amortization	236,387	236,795	226,332	214,711	216,219
Property-level operating expenses:
Senior living	312,541	307,261	304,540	299,252	298,362
Medical office buildings	43,681	45,073	43,305	43,410	42,437
	356,222	352,334	347,845	342,662	340,799
Medical office building services costs	3,451	7,467	6,416	5,764	6,918
General, administrative and professional fees	31,726	27,636	32,114	33,959	34,326
Loss (gain) on extinguishment of debt, net	314	(486)	15,331	(455)	21
Merger-related expenses and deal costs	1,632	(2,079)	62,145	12,265	30,613
Other	4,168	4,009	4,795	4,279	4,874
Total expenses	737,173	729,368	792,113	697,144	716,098

Income before unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	115,116	111,906	35,493	114,776	89,500
(Loss) income from unconsolidated entities	(198)	(223)	(955)	9	(251)
Income tax benefit	8,421	11,548	10,697	9,789	7,250
Income from continuing operations	123,339	123,231	45,235	124,574	96,499
Discontinued operations	(489)	(2,331)	(22,383)	18,243	17,574
Gain on real estate dispositions	26,184	4,160	265	7,469	6,686
Net income	149,034	125,060	23,117	150,286	120,759
Net income attributable to noncontrolling interest	54	332	265	465	317
Net income attributable to common stockholders	$148,980	$124,728	$22,852	$149,821	$120,442

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.44	$0.38	$0.14	$0.39	$0.32
Discontinued operations	(0.00)	(0.01)	(0.07)	0.06	0.05
Net income attributable to common stockholders	$0.44	$0.37	$0.07	$0.45	$0.37
Diluted:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.44	$0.38	$0.14	$0.40	$0.32
Discontinued operations	(0.00)	(0.01)	(0.07)	0.05	0.05
Net income attributable to common stockholders	$0.44	$0.37	$0.07	$0.45	$0.37

Weighted average shares used in computing earnings per common share:
Basic	335,559	332,914	332,491	330,715	325,454
Diluted	339,202	336,406	336,338	334,026	329,203

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2016 and 2015
(In thousands)
	2016	2015
Cash flows from operating activities:
Net income	$149,034	$120,759
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	236,387	247,453
Amortization of deferred revenue and lease intangibles, net	(5,037)	(6,603)
Other non-cash amortization	2,446	(519)
Stock-based compensation	5,029	6,307
Straight-lining of rental income, net	(9,845)	(8,679)
Loss on extinguishment of debt, net	314	21
Gain on real estate dispositions	(26,184)	(6,686)
Income tax benefit	(9,156)	(7,850)
Loss from unconsolidated entities	198	251
Distributions from unconsolidated entities	1,989	649
Other	1,099	2,259
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(4,835)	4,615
(Decrease) increase in accrued interest	(14,311)	15,792
Decrease in accounts payable and other liabilities	(54,237)	(23,600)
Net cash provided by operating activities	272,891	344,169
Cash flows from investing activities:
Net investment in real estate property	(13,620)	(1,072,539)
Investment in loans receivable and other	(146,214)	(39,573)
Proceeds from real estate disposals	54,211	166,341
Proceeds from loans receivable	1,625	92,056
Funds held in escrow for future development expenditures	—	4,003
Development project expenditures	(34,767)	(33,467)
Capital expenditures	(23,721)	(21,171)
Other	(4,265)	(4,180)
Net cash used in investing activities	(166,751)	(908,530)
Cash flows from financing activities:
Net change in borrowings under credit facility	137,440	(452,897)
Proceeds from debt	145	1,092,833
Repayment of debt	(151,309)	(24,647)
Purchase of noncontrolling interest	—	(2,660)
Payment of deferred financing costs	(76)	(14,435)
Issuance of common stock, net	149,631	285,327
Cash distribution to common stockholders	(245,496)	(254,910)
Cash distribution to redeemable OP unitholders	(2,323)	(2,365)
Purchases of redeemable OP units	—	(569)
Distributions to noncontrolling interest	(1,743)	(1,822)
Other	6,151	5,690
Net cash (used in) provided by financing activities	(107,580)	629,545
Net (decrease) increase in cash and cash equivalents	(1,440)	65,184
Effect of foreign currency translation on cash and cash equivalents	118	(307)
Cash and cash equivalents at beginning of period	53,023	55,348
Cash and cash equivalents at end of period	$51,701	$120,225

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$2,558	$2,542,829
Other assets acquired	(66)	16,711
Debt assumed	—	177,857
Other liabilities	2,558	45,736
Deferred income tax liability	(66)	44,117
Redeemable OP unitholder interests assumed	—	87,245
Equity issued	—	2,204,585

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	2016 First	2015 Quarters
	Quarter	Fourth	Third	Second	First
Cash flows from operating activities:
Net income	$149,034	$125,060	$23,117	$150,286	$120,759
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	236,387	236,793	240,210	249,207	247,453
Amortization of deferred revenue and lease intangibles, net	(5,037)	(4,817)	(5,682)	(7,027)	(6,603)
Other non-cash amortization	2,446	2,397	2,142	1,428	(519)
Stock-based compensation	5,029	3,476	4,869	4,885	6,307
Straight-lining of rental income, net	(9,845)	(8,674)	(8,357)	(8,082)	(8,679)
Loss (gain) on extinguishment of debt, net	314	(486)	15,331	(455)	21
Gain on real estate dispositions (including amounts in discontinued operations)	(26,184)	(4,162)	(217)	(7,746)	(6,686)
Gain on sale of marketable securities	—	—	—	(5,800)	—
Income tax benefit	(9,156)	(11,667)	(12,477)	(10,390)	(7,850)
Loss (income) from unconsolidated entities	198	47	955	(9)	251
Loss on re-measurement of equity interest upon acquisition, net	—	176	—	—	—
Distributions from unconsolidated entities	1,989	2,912	5,577	14,324	649
Other	1,099	3,241	170	847	2,259
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(4,835)	31,152	20,875	(14,326)	4,615
(Decrease) increase in accrued interest	(14,311)	13,657	(9,770)	316	15,792
(Decrease) increase in accounts payable and other liabilities	(54,237)	(19,383)	27,578	6,097	(23,600)
Net cash provided by operating activities	272,891	369,722	304,321	373,555	344,169
Cash flows from investing activities:
Net investment in real estate property	(13,620)	(93,800)	(1,303,078)	(181,371)	(1,072,539)
Investment in loans receivable and other	(146,214)	(96,758)	(18,727)	(16,086)	(39,573)
Proceeds from real estate disposals	54,211	82,775	136,442	106,850	166,341
Proceeds from loans receivable	1,625	2,267	13,634	1,219	92,056
Proceeds from sale or maturity of marketable securities	—	—	19,575	57,225	—
Funds held in escrow for future development expenditures	—	—	—	—	4,003
Development project expenditures	(34,767)	(29,216)	(27,828)	(29,163)	(33,467)
Capital expenditures	(23,721)	(31,675)	(32,383)	(22,258)	(21,171)
Investment in unconsolidated operating entity	—	—	(26,282)	—	—
Other	(4,265)	(2,720)	(19,171)	(4,633)	(4,180)
Net cash used in investing activities	(166,751)	(169,127)	(1,257,818)	(88,217)	(908,530)
Cash flows from financing activities:
Net change in borrowings under credit facility	137,440	66,949	(469,072)	131,563	(452,897)
Net cash impact of CCP Spin-off	—	—	(128,749)	—	—
Proceeds from debt	145	1,686	1,403,090	15,138	1,092,833
Proceeds from debt related to CCP Spin-off	—	—	1,400,000	—	—
Repayment of debt	(151,309)	(106,526)	(1,050,628)	(253,795)	(24,647)
Purchase of noncontrolling interest	—	—	(3)	(1,156)	(2,660)
Payment of deferred financing costs	(76)	(772)	(9,285)	(173)	(14,435)
Issuance of common stock, net	149,631	73,205	65,651	66,840	285,327
Cash distribution to common stockholders	(245,496)	(243,838)	(243,171)	(261,494)	(254,910)
Cash distribution to redeemable OP unitholders	(2,323)	(2,319)	(8,079)	(2,332)	(2,365)
Purchases of redeemable OP units	—	—	—	(32,619)	(569)
Distributions to noncontrolling interest	(1,743)	(1,399)	(1,783)	(7,645)	(1,822)
Other	6,151	494	561	238	5,690
Net cash (used in) provided by financing activities	(107,580)	(212,520)	958,532	(345,435)	629,545
Net (decrease) increase in cash and cash equivalents	(1,440)	(11,925)	5,035	(60,097)	65,184
Effect of foreign currency translation on cash and cash equivalents	118	(283)	(336)	404	(307)
Cash and cash equivalents at beginning of period	53,023	65,231	60,532	120,225	55,348
Cash and cash equivalents at end of period	$51,701	$53,023	$65,231	$60,532	$120,225

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)

	2016 First	2015 Quarters
	Quarter	Fourth	Third	Second	First
Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$2,558	$(1,190)	$3,649	$20,672	$2,542,829
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	—	—	—	(8,911)	—
Other assets acquired	(66)	(131)	3,716	(206)	16,711
Debt assumed	—	—	—	—	177,857
Other liabilities	2,558	(3,478)	8,149	4,052	45,736
Deferred income tax liability	(66)	1,317	(784)	7,503	44,117
Redeemable OP unitholder interests assumed	—	—	—	—	87,245
Noncontrolling interests	—	840	—	—	—
Equity issued	—	—	—	—	2,204,585
Non-cash impact of CCP Spin-Off	—	—	1,256,404	—	—

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) and Funds Available for Distribution (FAD) Including Comparable Earnings[1]
(Dollars in thousands, except per share amounts)

							YOY
	2015					2016	Growth
	Q1	Q2	Q3	Q4	YTD	Q1	'15-'16
Net income attributable to common stockholders [2]	$120,442	$149,821	$22,852	$124,728	$417,843	$148,980
Net income attributable to common stockholders per share [2]	$0.37	$0.45	$0.07	$0.37	$1.25	$0.44

Adjustments:
Depreciation and amortization on real estate assets	214,429	212,908	224,688	235,101	887,126	234,726
Depreciation on real estate assets related to noncontrolling interest	(2,052)	(1,964)	(1,964)	(1,926)	(7,906)	(2,075)
Depreciation on real estate assets related to unconsolidated entities	1,462	1,464	1,445	2,982	7,353	1,989
Loss on re-measurement of equity interest upon acquisition, net	—	—	—	176	176	—
Gain on real estate dispositions	(6,686)	(7,469)	(265)	(4,160)	(18,580)	(26,184)
Loss (gain) on real estate dispositions related to unconsolidated entities	—	—	—	19	19	(536)
Discontinued operations:
(Gain) loss on real estate dispositions	—	(277)	48	(2)	(231)	—
Depreciation and amortization on real estate assets	31,234	34,496	13,878	—	79,608	—
Subtotal: FFO add-backs	238,387	239,158	237,830	232,190	947,565	207,920
Subtotal: FFO add-backs per share	$0.72	$0.72	$0.71	$0.69	$2.84	$0.61
FFO (NAREIT) attributable to common stockholders	$358,829	$388,979	$260,682	$356,918	$1,365,408	$356,900	(1%)
FFO (NAREIT) attributable to common stockholders per share	$1.09	$1.16	$0.78	$1.06	$4.09	$1.05	(4%)

Adjustments:
Change in fair value of financial instruments	(46)	70	(18)	454	460	(79)
Non-cash income tax benefit	(7,850)	(10,389)	(12,477)	(11,668)	(42,384)	(9,157)
Loss (gain) on extinguishment of debt, net	21	(39)	16,301	(486)	15,797	314
Merger-related expenses, deal costs and re-audit costs	36,002	15,135	100,548	659	152,344	3,254
Amortization of other intangibles	591	591	438	438	2,058	438
Subtotal: normalized FFO add-backs	28,718	5,368	104,792	(10,603)	128,275	(5,230)
Subtotal: normalized FFO add-backs per share	$0.09	$0.02	$0.31	$(0.03)	$0.38	$(0.02)
Normalized FFO attributable to common stockholders	$387,547	$394,347	$365,474	$346,315	$1,493,683	$351,670	(9%)
Normalized FFO attributable to common stockholders per share	$1.18	$1.18	$1.09	$1.03	$4.47	$1.04	(12%)
Adjusted: Normalized FFO from CCP spin-off	$(68,701)	$(69,306)	$(35,393)	$—	$(173,400)	—
Adjusted Normalized FFO per share from CCP spin-off	$(0.21)	$(0.21)	$(0.11)	$—	$(0.52)	$—
Comparable Normalized FFO attributable to common stockholders	$318,846	$325,041	$330,081	$346,315	$1,320,283	$351,670	10%
Comparable Normalized FFO attributable to common stockholders per share	$0.97	$0.97	$0.98	$1.03	$3.95	$1.04	7%

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(6,603)	(7,027)	(5,682)	(4,817)	(24,129)	(5,037)
Other non-cash amortization, including fair market value of debt	(519)	1,428	2,142	2,397	5,448	2,446
Stock-based compensation	6,307	4,885	4,869	3,476	19,537	5,029
Straight-lining of rental income, net	(8,679)	(8,082)	(8,357)	(8,674)	(33,792)	(9,845)
Subtotal: non-cash items included in normalized FFO	(9,494)	(8,796)	(7,028)	(7,618)	(32,936)	(7,407)
Capital expenditures	(22,148)	(23,520)	(33,536)	(33,496)	(112,700)	(24,987)
Normalized FAD attributable to common stockholders	$355,905	$362,031	$324,910	$305,201	$1,348,047	$319,276	(10%)
Normalized FAD attributable to common stockholders per share	$1.08	$1.08	$0.97	$0.91	$4.04	$0.94	(13%)
Adjusted: Normalized FAD from CCP spin-off	$(61,014)	$(64,080)	$(29,987)	$—	$(155,081)	$—
Adjusted: Normalized FAD per share from CCP spin-off	$(0.19)	$(0.19)	$(0.09)	$—	$(0.46)	$—
Comparable Normalized FAD attributable to common stockholders	$294,891	$297,951	$294,923	$305,201	$1,192,966	$319,276	8%
Comparable Normalized FAD attributable to common stockholders per share	$0.90	$0.89	$0.88	$0.91	$3.57	$0.94	4%
Merger-related expenses, deal costs and re-audit costs	(36,002)	(15,135)	(100,548)	(659)	(152,344)	(3,254)
FAD attributable to common stockholders	$319,903	$346,896	$224,362	$304,542	$1,195,703	$316,022	(1%)
FAD attributable to common stockholders per share	$0.97	$1.04	$0.67	$0.91	$3.58	$0.93	(4%)
Adjusted: FAD from CCP spin-off	$(56,454)	$(61,760)	$7,204	$2,333	$(108,677)	$489
Adjusted FAD per share from CCP spin-off	$(0.17)	$(0.18)	$0.02	$0.01	$(0.33)	$0.00
Comparable FAD attributable to common stockholders	$263,449	$285,136	$231,566	$306,875	$1,087,026	$316,511	20%
Comparable FAD attributable to common stockholders per share	$0.80	$0.85	$0.69	$0.91	$3.25	$0.93	16%
Weighted average diluted shares	329,203	334,026	336,338	336,406	334,007	339,202

[1] Totals and per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any.

2 CCP impacts calculated based on net income related to discontinued operations, less the de minimis share of discontinued operations net income not related to CCP assets, assuming (a) G&A of $2.5 million in Q1’15 and Q2’15 ($0.01 per share per quarter), and $1.3 million in Q3’15 ($0.00 per share) and (b) interest expense of $6.9 million in Q1’15 and Q2’15 ($0.02 per share per quarter), and $4.3 million in Q3’15 ($0.01 per share); these adjustments differ from the respective amounts found in discontinued operations.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, normalized FFO, FAD and normalized FAD to be appropriate measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement; (d) the financial impact of contingent consideration, severance-related costs and charitable donations made to the Ventas Charitable Foundation; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; and (f) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters. Normalized FAD represents normalized FFO excluding non-cash components, straight-line rental adjustments and deducting capital expenditures, including tenant allowances and leasing commissions. FAD represents normalized FAD after subtracting merger-related expenses, deal costs and re-audit costs.

FFO, normalized FFO, FAD and normalized FAD presented herein may not be identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO, FAD and normalized FAD should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO, FAD and normalized FAD should be examined in conjunction with net income as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
EPS, FFO and FAD Guidance Attributable to Common Shareholders [1,2]
(Dollars in millions, except per share amounts)

	Tentative / Preliminary and Subject to Change
	FY2016 - Guidance		2016 - Per Share
	Low	High	Low	High

Net Income Attributable to Common Stockholders	$607	$623	$1.78	$1.83

Depreciation and Amortization Adjustments	864	904	2.53	2.65
Other Adjustments [3]	(60)	(90)	(0.18)	(0.26)

FFO (NAREIT) Attributable to Common Stockholders	$1,411	$1,437	$4.13	$4.21

Merger-Related Expenses, Deal Costs and Re-Audit Costs	5	10	0.01	0.03
Other Adjustments [3]	(27)	(30)	(0.08)	(0.09)

Normalized FFO Attributable to Common Stockholders	$1,389	$1,417	$4.07	$4.15
% Year-Over-Year Comparable Growth			3%	5%

Non-Cash Items Included in Normalized FFO	(15)	(19)	(0.05)	(0.06)
Capital Expenditures	(120)	(130)	(0.35)	(0.38)

Normalized FAD Attributable to Common Stockholders	$1,254	$1,268	$3.67	$3.72
% Year-Over-Year Comparable Growth			3%	4%

Merger-Related Expense, Deal Costs and Re-Audit Costs	(5)	(10)	(0.01)	(0.03)
Other Adjustments [3]	0	0	0.00	0.00

FAD Attributable to Common Stockholders	$1,249	$1,258	$3.66	$3.69
% Year-Over-Year Comparable Growth			13%	14%

Weighted Average Diluted Shares	341,365	341,365
[1]	The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
[2]	Totals and per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to changes in the Company's weighted average diluted share count, if any.
[3]	See page 11 for detailed breakout of “other adjustments” for each respective category.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA

The following information considers the pro forma effect on net income of the Company’s investments and other capital transactions that were completed during the three months ended March 31, 2016, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, income or loss from noncontrolling interest and unconsolidated entities (excluding cash distributions), merger-related expenses and deal costs, expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements, net gains on real estate activity, gains or losses on re-measurement of equity interest upon acquisition and changes in the fair value of financial instruments (including amounts in discontinued operations) (“Adjusted Pro Forma EBITDA”) (dollars in thousands):

Net income attributable to common stockholders	$148,980
Pro forma adjustments for current period investments, capital transactions and dispositions	6,726
Pro forma net income for the three months ended March 31, 2016	155,706
Add back:
Pro forma interest	102,564
Pro forma depreciation and amortization	236,371
Stock-based compensation	5,029
Gain on real estate dispositions	(26,184)
Loss on extinguishment of debt, net	314
Loss from unconsolidated entities	198
Pro forma noncontrolling interest	35
Income tax benefit	(8,421)
Change in fair value of financial instruments	(79)
Other taxes	(251)
Pro forma merger-related expenses, deal costs and re-audit costs	2,298
Adjusted Pro Forma EBITDA	467,580
Adjusted Pro Forma EBITDA annualized	$1,870,320

As of March 31, 2016:
Debt	$11,247,730
Cash, adjusted for cash escrows pertaining to debt	(73,588)
Net debt	$11,174,142

Net debt to Adjusted Pro Forma EBITDA	6.0	x

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)
Total Portfolio Same-Store Constant Currency Cash NOI

	For the Three Months Ended		Percentage
	March 31,		Increase
	2016	2015

Total Revenues, Excluding Interest and Other Income	$852,170	$805,127
Less:
Total Property-Level Operating Expenses	(356,222)	(340,799)
Medical Office Building Services Costs	(3,451)	(6,918)
Net Operating Income	492,497	457,410

Adjustments:
Lease Modification Fee	—	5,200
NOI Not Included in Same-Store	(76,667)	(54,217)
Straight-Lining of Rental Income	(9,781)	(8,639)
Non-Cash Rental Income	(4,379)	(3,533)
Non-Segment NOI	(23,396)	(22,602)
Constant Currency Adjustment	—	(1,722)
	(114,223)	(85,513)

Constant Currency NOI as Reported	$378,274	$371,897	1.7%

Adjustments:
Unplanned Real Estate Tax Expenses	1,239	—
Lease Modification Fee	—	(5,200)
Lease Termination Fee	(2,278)	—
	(1,039)	(5,200)

Constant Currency NOI as Adjusted	$377,235	$366,697	2.9%

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)
Triple-Net Portfolio Same-Store Constant Currency Cash NOI

	For the Three Months Ended
	March 31,
	2016	2015

Total Revenues, Excluding Interest and Other Income	$215,686	$189,693
Less:
Total Property-Level Operating Expenses	—	—
Medical Office Building Services Costs	—	—
Net Operating Income	215,686	189,693

Adjustments:
Lease Modification Fee	—	5,200
NOI Not Included in Same-Store	(36,494)	(18,730)
Straight-Lining of Rental Income	(8,197)	(5,262)
Non-Cash Rental Income	(5,215)	(4,502)
Constant Currency Adjustment	—	(154)
	(49,906)	(23,448)

Constant Currency NOI as Reported	$165,780	$166,245

Percentage Increase		(0.3)%

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)

Senior Housing Operating Portfolio Same-Store Constant Currency Cash NOI

	For the Three Months Ended
	March 31,
	2016	2015

Total Revenues, Excluding Interest and Other Income	$463,976	$446,914
Less:
Total Property-Level Operating Expenses	(312,541)	(298,362)
Medical Office Building Services Costs	—	—
Net Operating Income	151,435	148,552

Adjustments:
NOI Not Included in Same-Store	(12,219)	(11,650)
Constant Currency Adjustment	—	(1,569)
	(12,219)	(13,219)

Constant Currency NOI as Reported	$139,216	$135,333

Percentage Increase		2.9%

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)

MOB Portfolio Same-Store Constant Currency Cash NOI

	For the Three Months Ended
	March 31,
	2016	2015

Total Revenues, Excluding Interest and Other Income	$149,112	$145,918
Less:
Total Property-Level Operating Expenses	(43,681)	(42,437)
Medical Office Building Services Costs	(3,451)	(6,918)
Net Operating Income	101,980	96,563

Adjustments:
NOI Not Included in Same-Store	(27,954)	(23,837)
Straight-Lining of Rental Income	(1,584)	(3,377)
Non-Cash Rental Income	836	969
	(28,702)	(26,245)

Constant Currency NOI as Reported	$73,278	$70,318

Percentage Increase		4.2%

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CONTACT:
Ventas, Inc.
Ryan K. Shannon
(877) 4-VENTAS